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               THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                         OF

                                SILICON IMAGE, INC.


       This Third Amended and Restated Investors' Rights Agreement (this "AGREEMENT") is made and entered into as of July 29, 1998 by and among Silicon Image, Inc., a California corporation (the "COMPANY"), and the persons and entities listed on Exhibit A attached hereto (the "INVESTORS"). This Agreement supersedes and restates in its entirety that certain Second Amended and Restated Investors' Rights Agreement made and entered into as of June 20, 1997 by and among the Company and the "Prior Investors" (as defined below) (the "INVESTORS' RIGHTS AGREEMENT").

                                  R E C I T A L S

              A. The Company has previously sold shares of its Series A Preferred Stock (the "SERIES A STOCK"), Series B Preferred Stock (the "SERIES B STOCK") and Series C Preferred Stock (the "SERIES C STOCK") to certain investors (the "PRIOR INVESTORS") pursuant to a Series A Preferred Stock Purchase Agreement dated as of October 6, 1995 (the "SERIES A AGREEMENT"), a Series B Preferred Stock Purchase Agreement dated as of September 20, 1996 (the "SERIES B AGREEMENT") and a Series C Preferred Stock Purchase Agreement dated as of June 20, 1997 (the "SERIES C AGREEMENT"). In connection with such sales, the Company granted the Prior Investors certain rights, as set forth in the Investors' Rights Agreement.

              B. Certain investors (the "SERIES D INVESTORS") have purchased from the Company shares of its Series D Preferred Stock ("SERIES D STOCK") pursuant to that certain Series D Preferred Stock Purchase Agreement dated of even date herewith by and among the Company and the Series D Investors (the "SERIES D AGREEMENT").

              C. This Agreement amends and restates the Investors' Rights Agreement in its entirety. By their execution of this Agreement, the undersigned Prior Investors agree, on behalf of all of the Prior Investors, to the amendment and restatement of the Investors' Rights Agreement as provided herein and agree to be bound by this Agreement.

              D. The Prior Investors and Series D Investors will hereinafter be referred to collectively as the "INVESTORS." The Series A Stock, Series B Stock, Series C Stock and Series D Stock will hereinafter be referred to collectively as the "PREFERRED STOCK."

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

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       1.     INFORMATION RIGHTS.

              1.1    FINANCIAL INFORMATION.

                     (a) The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds at least 100,000 shares of Preferred Stock issued under the Series A Agreement, the Series B Agreement, the Series C Agreement and/or the Series D Agreement and/or the equivalent number (on an as-converted basis) of shares of common stock of the Company ("COMMON STOCK") issued upon the conversion of such shares of Preferred Stock ("CONVERSION STOCK"), the Company will:

                            (i)    ANNUAL REPORTS.  Furnish to such Investor,
as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, audited by independent auditors of national recognition, annual financial statements, including an audited Balance Sheet as of the end of such fiscal year, an audited Statement of Income and an audited Statement of Cash Flows, all prepared substantially in accordance with generally accepted accounting principles and practices by independent auditors of national recognition; and

                            (ii)   QUARTERLY REPORTS.  Furnish to such
Investor as soon as practicable, and in any event within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet as of the end of such fiscal quarter, an unaudited Statement of Income and an unaudited Statement of Cash Flows, all prepared substantially in accordance with generally accepted accounting principles and practices.

                     (b) The Company further covenants and agrees that, for so long as any Investor holds at least 2,000,000 shares of Series C Stock issued under the Series C Agreement and/or 500,000 shares of Series D Stock issued under the Series D Agreement and/or an equivalent number (on an as-converted basis) of shares of Common Stock issued upon the conversion of such shares of Series C Stock ("SERIES C CONVERSION STOCK") and/or Series D Stock ("SERIES D CONVERSION STOCK"), the Company will, in addition to (a)(i) and (a)(ii) above:

                            (i)    MONTHLY REPORTS.  Furnish to such
Investor, as soon as practicable and in any event within forty-five (45) days of the end of each calendar month, such financial statements and operating reports as it prepares for internal use by management;

                            (ii)   ANNUAL BUDGET.  Furnish to such Investor
within thirty (30) days prior to the beginning of the fiscal year, an annual operating plan and budget for the next immediate fiscal year; and

                            (iii)  INSPECTION RIGHTS.  Permit such Investor,
at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor.

              1.2 CONFIDENTIALITY. Each Investor agrees to hold all information received pursuant to this Section in confidence, and not to use or disclose any of such information to any

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third party, except to the extent such information may be made publicly available by the Company or otherwise required by law.

       2.     REGISTRATION RIGHTS.

              2.1    DEFINITIONS.  For purposes of this Section 2:

                     (a)    REGISTRATION.  The terms "REGISTER,"
"REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                     (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock issued under the Series A Agreement, any shares of Series B Stock issued under the Series B Agreement, any shares of Series C Stock issued under the Series C Agreement, or any shares of Series D Stock issued under the Series D Agreement, as such agreements may hereafter be amended from time to time, that are now owned or may hereafter be acquired by any Investor or any permitted successors and assigns of Investor; and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection
(b); EXCLUDING in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock issued under the Series A Agreement and any shares of Series B Stock issued under the Series B Agreement and any shares of Common Stock described in clause (2) of this Section 2.1(b) that are issued in respect to any such shares (which Shares are collectively hereinafter referred to as the "EXCLUDED SECURITIES"), shall not be Registrable Securities for purposes of Section 2.2 of this Agreement.

                     (c) REGISTRABLE SECURITIES THEN OUTSTANDING. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                     (d) HOLDER. For purposes of this Section 2, the term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; PROVIDED, HOWEVER, that for purposes of this Agreement, a record holder of shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; PROVIDED, FURTHER, that a holder of Excluded Securities (as defined in Section 2.1(b)) shall not be a Holder with respect to such Excluded Securities for purposes of Sections 2.2 of this Agreement; and PROVIDED, FURTHER, that the Company shall in no event be obligated to register shares of Series A

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Stock, Series B Stock, Series C Stock or Series D Stock and that Holders of
Registrable Securities will not be required to convert their shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                     (e) FORM S-3. The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                     (f) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

              2.2    DEMAND REGISTRATION.

                     (a) REQUEST BY HOLDERS. If the Company shall receive at any time after the earlier of (i) two (2) years after the date of this Agreement, or (ii) ninety (90) days after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities (other than Excluded Securities) then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities (other than Excluded Securities) which Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; PROVIDED, that the Registrable Securities (other than Excluded Securities) requested by all Holders to be registered pursuant to such request must (i) be at least twenty percent (20%) of all Registrable Securities (other than Excluded Securities) then outstanding and (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions ) of not less than $5,000,000, or $10,000,000 if such requested registration is the initial public offering of the Company's stock registered under the Securities Act.

                     (b) UNDERWRITING. If the Holders initiating the registration request under this Section 2.2 ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable

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Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                     (c) MAXIMUM NUMBER OF DEMAND REGISTRATIONS. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                     (d) DEFERRAL. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period. In addition, the Company will not be obligated to effect a registration if the Company delivers notice within thirty (30) days of receipt of the Request Notice to the Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating the Company's good faith intent to file a registration statement for an initial public offering within ninety
(90) days.

                     (e) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company.
Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities (other than Excluded Securities) then outstanding agree to forfeit their right to one (1) demand registration pursuant to this
Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities (other than Excluded Securities)); PROVIDED, FURTHER, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for a registration with reasonable promptness after learning of such material adverse change, then the

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Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

              2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but EXCLUDING registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                     (a) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to the Company, and SECOND, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; PROVIDED, HOWEVER, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five (25%) of the shares included in the registration, except for a registration relating to the Company's intital public offering from which all Registrable Securities may be excluded, (ii) if the registration and the underwriting are in connection with the Company's initial public offering, no party shall sell shares in such initial public offering other than the Company or the Holder(s), if any, invoking a demand registration under Section 2.2 above and
(iii) no shareholder of the Company shall be granted registration rights under this Section 2.3 if inclusion of such shares would reduce the number of shares of Registrable Securities of the Holders to be included in such registration without the consent of the Holders of fifty-percent (50%) of the Registrable Securities then held by the Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw

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therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

                     (b) EXPENSES. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

              2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                     (a) NOTICE. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                     (b) REGISTRATION. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within such twenty (20) days after receive of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                            (1)    if Form S-3 is not available for such
offering by the Holders;

                            (2)    if the Holders, together with the holders
of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                            (3)    if the Company shall furnish to the
Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4;

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                            (4)    if the Company has, within the twelve (12)
month period preceding the date of such request, already effected two (2) registrations on form S-3 for the Holders pursuant to this Section 2.4; or

                            (5)    in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                     (c) EXPENSES. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4 (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder of Holders and one counsel for the Company.

                     (d) NOT DEMAND REGISTRATION. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

              2.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                     (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the

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managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                     (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2,
2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

              2.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

              2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3 or 2.4:

                     (a) BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                            (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                            (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                            (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                     (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and PROVIDED FURTHER, that the total amounts payable in indemnity by a Holder under this Section

2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                     (c) NOTICE. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                     (d) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                     (e) CONTRIBUTION. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                     (f) SURVIVAL. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

              2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                     (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                     (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

              2.10 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to Sections 2.2, 2.3 or 2.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than seven (7) years after the closing date of the Company's initial public offering at a price per share of at least $6.00 per share and for a total offering of at least $10,000,000 (before deduction of underwriters' commissions and expenses); or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

              2.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

       3. MARKET STAND-OFF AGREEMENT. Each Investor hereby agrees in connection with any registration of the Company's securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), that, upon the request of the Company or the underwriters managing any registered public offering of the Company's securities, such Investor will not sell or otherwise dispose of any Preferred Stock or Conversion Stock (or any shares of the Company's Common Stock issued or issuable as a dividend or other distribution with respect to, or in replacement of, such Preferred Stock or Common Stock) without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time after the effective date of such registration requested by such managing underwriters, but not to exceed 180 days (the "LOCK-UP PERIOD"), and subject to all restrictions as the Company or the managing underwriters may specify for all executive officers and directors of the Company, provided that the Lock up Period applicable to each Investor shall not exceed the Lock up Period for all executive officers and directors of the Company. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to such shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

       4.     RIGHT OF FIRST REFUSAL.

              4.1 GENERAL. Each Investor has the right of first refusal to purchase such Investor's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 4.2) that the Company may from time to time issue after the date of this Agreement. An Investor's "PRO RATA SHARE" for purposes of this right of first refusal is the ratio of
(a) the number of shares of Preferred Stock and Conversion Stock held by such Investor, to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding, plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible, plus (iii) the number of shares of Common Stock of the Company (A) reserved for issuance under stock purchase and stock option plans of the Company , (B) subject to outstanding rights, options or warrants (other than shares included in Subsection (A) above), and (C) issuable upon the conversion or exchange of preferred stock or other securities that are subject to outstanding rights, options or warrants.

              4.2 NEW SECURITIES. "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; PROVIDED, HOWEVER, that the term "New Securities" DOES NOT INCLUDE:

                     (i) shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, or directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

                     (ii) up to 3,428,572 shares of Series D Preferred Stock issued under the Series D Agreement, as such agreement may be amended;

                     (iii) any securities issuable upon conversion of or with respect to any then outstanding shares of Preferred Stock of the Company or Common Stock or other securities issuable upon conversion thereof;

                     (iv) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("WARRANT SECURITIES"), including up to 50,000 shares of the Company's Common Stock subject to an option issued to Ignatius Tjandrasuwita outside of any plan, and any securities issuable upon the conversion of any Warrant Securities;

                     (v) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

                     (vi) any shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing provided such issuances are for other than equity financing purposes; or

                     (vii) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

              4.3 PROCEDURES. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Investor written notice of its intention to issue New Securities (the "NOTICE"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Investor's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor's Pro Rata Share). A written notice to the Company indicating an Investor's intention to exercise its right of first refusal shall not be binding upon such Investor unless and until the Company obtains binding commitments to purchase all of the New Securities specified in the Notice on the terms stated in the Notice. If any Investor fails to so agree in writing within such ten (10) day period to purchase such Investor's full Pro Rata Share of an offering of New Securities (a "NONPURCHASING INVESTOR"), then such Nonpurchasing Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Investor who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "PURCHASING INVESTOR") written notice of the failure of any Nonpurchasing Investor to purchase such Nonpurchasing Investor's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"). Each Purchasing Investor shall have a right of overallotment such that such Purchasing Investor may agree to purchase a portion of the Nonpurchasing Investors' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Investors, at any time within five (5) days after receiving the Overallotment Notice.

              4.4 FAILURE TO EXERCISE. In the event that the Investors fail to exercise in full the right of first refusal within such ten (10) plus five (5) day period, then the Company shall have 60 days thereafter to sell the New Securities with respect to which the Investors' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Investors. In the event that the Company has not issued and sold the New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 4.

       5.     ASSIGNMENT, AMENDMENT AND TERMINATION.

              5.1 ASSIGNMENT. Notwithstanding anything herein to the contrary:

                     (a) INFORMATION RIGHTS. The rights of an Investor under Section 1.1(a) hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least 100,000 shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock. The rights of an Investor under Section 1.1(b) hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least 2,000,000 shares of Series C Stock and/or an equivalent number (on an as-converted basis) of shares of Series C Conversion Stock and/or at least 500,000 shares of Series D Stock and/or an equivalent number (on an as-converted basis) of shares of Series D Conversion stock.

                     (b)    REGISTRATION RIGHTS; REFUSAL RIGHTS.

                            (1)     Registration rights under Section 2 above
may be assigned by a Holder that is a partnership to a partner or retired partner, and by a Holder that is an individual to such individual's estate or, by gift, will or intestate succession, to a spouse or lineal descendant or ancestors or any trust for any of the foregoing.

                            (2)    Except as set forth in the preceding
clause (1), the registration rights of a Holder under Sections 2.3 and 2.4 hereof and the rights of first refusal of an Investor under Section 4 hereof may be assigned only to a party who acquires at least 10,000 shares of Series A Stock issued under the Series A Agreement and/or 10,000 shares of Series B Stock issued under the Series B Agreement and/or 10,000 shares of Series C Stock issued under the Series C Agreement and/or 10,000 shares of Series D Stock issued under the Series D Agreement and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock issued upon conversion thereof.

                            (3)    Except as set forth in the preceding
clause (1), the registration rights of a Holder under Section 2.2 hereof may be assigned only to a party who acquires at least 500,000 shares of Series C Stock issued under the Series C Agreement or at least 500,000 shares of Series D Stock issued under the Series D Agreement and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock issued upon conversion thereof.

                            (4)    In each case, no party may be assigned any
of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, and any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

              5.2 AMENDMENT OF RIGHTS. Any provision of this Agreement applying solely to Holders of Series C Stock and/or Series C Conversion Stock and Series D Stock and/or Series D Conversion Stock (including without limitation Section 1.1(b), Section 2.2 and so much of Section 5.1 as applies to the transfer of such rights) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding shares of Series C Stock and/or Series C Conversion Stock representing and/or convertible into a majority of shares of Series C Stock and Series C Conversion Stock then outstanding, and the written consent of the Company and holders holding shares of Series D Stock and/or Series D Conversion Stock representing and/or convertible into a majority of shares of Series D Stock and Series D Conversion Stock then outstanding. Any other provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and/or Conversion Stock representing and/or convertible into a majority of all the Investors' Shares (as defined below). As used herein, the term "INVESTORS' SHARES" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Stock issued under the Series A Agreement and all then outstanding shares of Series B Stock issued under the Series B Agreement and all then outstanding shares of Series C Stock issued under the Series C Agreement and all then outstanding shares of Series D Stock issued under the Series D Agreement plus all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Series A Stock issued under the Series A Agreement, shares of Series B Stock issued under the Series B Agreement, shares of Series C Stock issued under the Series C Agreement and shares of Series D issued under the Series D Agreement. Any amendment or waiver effected in accordance with this Section
5.2 shall be binding upon each Investor, each permitted successor or assignee of such Investor and the Company.

              5.3    TERMINATION OF RIGHTS.  The Company's obligations under
Section 1 (other than Section 1.1(a)) and Section 4 of this Agreement will terminate immediately before the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act. Alternatively, the Company's obligations under Section 1 of this Agreement will terminate immediately before the closing of an acquisition of the Company by another corporation or entity by consolidation, merger, acquisition of all or substantially all the assets of the Company, or other reorganization, where the corporation or other entity surviving the transaction has a class of stock registered under the Securities Exchange Act of 1934, as amended.

              5.4 NEW INVESTORS. Notwithstanding anything herein to the contrary, if pursuant to Section 2.2 of the Series D Agreement, additional parties may purchase shares of Series D Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need any consent, approval or signature of any Investor when such New Investor has both; (i) purchased shares of Series D Stock under the Series D Agreement and paid the Company all consideration payable for such shares and (ii) executed one or more counterpart signature pages to this Agreement as an "Investor", with the Company's consent.

       6.     GENERAL PROVISIONS.

              6.1 NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if (1) personally delivered or (2) if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, or (3) if deposited with a return receipt express courier, as follows:

                     (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto.

                     (b) if to the Company, at 10131 Bubb Road, Cupertino, California.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

              6.2 ENTIRE AGREEMENT. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

              6.3 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

              6.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

              6.5 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

              6.6    SUCCESSORS AND ASSIGNS.  Subject to the provisions of
Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

              6.7 CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

              6.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              6.9 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

              6.10 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

              6.11 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


THE COMPANY:                           INVESTORS:

Silicon Image, Inc.                    Investar:

By: /s/ David D. Lee                   By: /s/ Kandie Hsieh
    -------------------------              --------------------------
    David D. Lee                       Name: Kandie Hsieh
                                            -------------------------

Title: Chief Executive Officer         Title: Controller
                                             ------------------------


                                       Intel Corporation

                                       By: /s/ Arvind Sodhani
                                           --------------------------
                                       Name: Arvind Sodhani
                                            -------------------------
                                       Title: VP & Treasurer
                                             ------------------------


                                       August Capital, L.P.

                                       By: /s/ Mark G. Wilson
                                           --------------------------
                                               Mark G. Wilson
                                       Title: General Partner of August
                                                Capital Management



         [SIGNATURE PAGE TO SILICON IMAGE, INC. THIRD AMENDED AND RESTATED
                            INVESTORS' RIGHTS AGREEMENT]

                                       Fenwick & West Investments 1998

                                       By: /s/ Laird H. Simons III
                                          ---------------------------
                                       Name: Laird H. Simons III
                                            -------------------------
                                       Title: Partner
                                             ------------------------





         [SIGNATURE PAGE TO SILCON IMAGE, INC. THIRD AMENDED AND RESTATED
                            INVESTORS' RIGHTS AGREEMENT]

                                       /s/ Ronald V. Schmidt
                                       ------------------------------
                                       Ron Schmidt


                                       /s/ William Wheeler
                                       ------------------------------
                                       William Wheeler





         [SIGNATURE PAGE TO SILICON IMAGE, INC. THIRD AMENDED AND RESTATED
                            INVESTORS' RIGHTS AGREEMENT]

                                       Velocity Capital

                                       By: /s/ Andrew Kessler
                                          ---------------------------
                                       Name:  Andrew Kessler
                                            -------------------------
                                       Title:  Investment Advisor
                                             ------------------------




         [SIGNATURE PAGE TO SILICON IMAGE, INC. THIRD AMENDED AND RESTATED
                            INVESTORS' RIGHTS AGREEMENT]

                                     EXHIBIT A

                               SCHEDULE OF INVESTORS

INVESTOR                               NUMBER OF SHARES     NUMBER OF SHARES     NUMBER OF SHARES     NUMBER OF SHARES
--------                                 OF SERIES A          OF SERIES B          OF SERIES C          OF SERIES D
                                         STOCK HELD           STOCK HELD           STOCK HELD           STOCK HELD
                                         ----------           ----------           ----------           ----------
Investar                                                                                                   857,143

August Capital                                                                      3,200,000            1,428,572
2480 Sand Hill Road, Suite 101
Menlo Park, CA 94025

William R. Wheeler                          350,000                                   142,494              142,858
19976 Merribrook Dr.
Saratoga, CA  95070
Tel.:  (408) 867-9597

Ron Schmidt                                                                            46,068
272 Golden Hills Drive
Portola Valley, CA  94028

Fenwick & West Investments 1998                                                                             14,286
Two Palo Alto Square
Palo Alto, CA  94306

Velocity Capital                                                                                           285,715

                   AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED
                            INVESTORS' RIGHTS AGREEMENT


     This Amendment No. 1 to the Third Amended and Restated Investors' Rights Agreement (the "FIRST AMENDMENT") is dated as of October 15, 1998 and is entered into by and between Silicon Image, Inc., a California corporation (the "COMPANY") and the investors listed on Exhibit 1 hereto (the "AMENDING INVESTORS").

                                  R E C I T A L S:

     A. WHEREAS, the Company and certain investors (the "INVESTORS") entered into a Third Amended and Restated Investors' Rights Agreement (the "ORIGINAL AGREEMENT") dated as of July 29, 1998 (the "CLOSING DATE) whereby the Company granted the Investors certain registration rights for securities defined as "Registrable Securities" under the Original Agreement.

     B. WHEREAS, the Company and Intel Corporation entered into a certain Warrant No. 1 (the "WARRANT") on September 16, 1998 to purchase 142,857 shares of Common Stock of the Company. The Warrant provided that all Common Stock issuable upon exercise of the Warrant (the "WARRANT SHARES") would be Registrable Securities under the Original Agreement.

     C. WHEREAS, the Company and the Amending Investors wish to amend the definition of Registrable Securities under Section 2.1(b) of the Original Agreement to include the Warrant Shares.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. AMENDMENT TO SECTION 2.1(b). Section 2.1(b) of the Original Agreement is hereby amended and restated in its entirety as follows:

          (b) REGISTRABLE SECURITIES. The term "REGISTRABLE SECURITIES" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock issued under the Series A Agreement, any shares of Series B Stock issued under the Series B Agreement, any shares of Series C Stock issued under the Series C Agreement, or any shares of Series D Stock issued under the Series D Agreement, as such agreements may hereafter be amended from time to time, that are now owned or may hereafter be acquired by any Investor or any permitted successors and assigns of Investor; (2) all shares of Common Stock of the Company issuable upon exercise of that certain Warrant No. 1 to purchase 142,857 shares of Common Stock of the Company between the Company and Intel Corporation dated September 16, 1998; and (3) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses (1) and (2) of this subsection (b); EXCLUDING in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Stock issued under the Series A Agreement and any shares of Series B Stock issued under the Series B Agreement and any shares of Common Stock described in clause (3) of this Section 2.1(b) that are issued in respect to any such shares (which Shares are collectively hereinafter referred to as the "EXCLUDED SECURITIES"), shall not be Registrable Securities for purposes of Section 2.2 of this Agreement.

     2. NO OTHER CHANGES. Except as amended as set forth in this First Amendment, all other provisions of the Original Agreement shall continue in full force and effect.


     3. COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which shall be deemed and original, but which together will constitute one and the same instrument.

     4. GOVERNING LAW. This First Amendment will be governed by and construed under the internal laws of the state of California as applied to agreements among California residents entered into and performed entirely within California, without reference to principles of conflict of laws or choice of laws.



                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


THE COMPANY:                           AMENDING INVESTORS:

Silicon Image, Inc.                    August Capital, L.P. for itself and as
                                       nominee for August Capital Strategic
                                       Partners, L.P. and August Capital
                                       Associates, L.P.

By: /s/ David D. Lee
    -------------------------
       David D. Lee
Title: Chief Executive Officer         By: August Capital Management LLC,
                                           general partner

                                       By: /s/ Mark G. Wilson
                                          ---------------------------
                                          Mark G. Wilson, Member



                                       InveStar Semiconductor Development
                                       Fund, Inc.

                                       By: /s/ Kandie Hsieh
                                          ---------------------------
                                       Title: Controller
                                             ------------------------



                                       InveStar Excelsus Venture Capital
                                       (Int'l) Inc., LDC

                                       By: /s/ Kandie Hsieh
                                          ---------------------------
                                       Title: Controller
                                             ------------------------



                                       Forefront Venture Partners L.P.

                                       By: /s/ Herbert Chang
                                          ---------------------------
                                       Title: Partner
                                             ------------------------


             [SIGNATURE PAGE TO AMENDMENT NO. 1 TO SILICON IMAGE, INC.
              THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


                                       AMENDING INVESTORS:


                                       /s/ Ronald V. Schmidt
                                       -----------------------------------
                                       Ron Schmidt

                                       /s/ William Wheeler
                                       -----------------------------------
                                       William Wheeler



                                       INTEL CORPORATION

                                       By: /s/ Arvind Sodhani
                                          --------------------------------
                                       Name: Arvind Sodhani
                                            ------------------------------
                                       Title: Vice President and Treasurer
                                             -----------------------------



                                       F & W INVESTMENTS 1998

                                       By: /s/ Laird Simons
                                          --------------------------------
                                       Name: Laird Simons
                                            ------------------------------
                                       Title: Partner
                                             -----------------------------



                                       VELOCITY TECHNOLOGY AND
                                       COMMUNICATIONS TRUST B

                                       By: /s/ Andrew Kessler
                                          --------------------------------
                                       Name: Andrew Kessler
                                            ------------------------------
                                       Title: Investment Advisor
                                             -----------------------------


             [SIGNATURE PAGE TO AMENDMENT NO. 1 TO SILICON IMAGE, INC.
              THIRD AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                     EXHIBIT 1

                                 Amending Investors


August Capital, L.P.

InveStar Semiconductor Development Fund, Inc.

InveStar Excelsus Venture Capital (Int'l) Inc., LDC

Forefront Venture Partners L.P.

William Wheeler

Intel Corporation

Velocity Technology and Communications Trust B

Ron Schmidt

F&W Investments 1998